Exhibit 99.1

SEGMENT SUMMARY

(Unaudited, in millions)	Quarter Ended				Year Ended
2015	March 31	June 30	September 30	December 31	December 31
Net sales:
Americas	$293.7	$346.7	$359.4	$323.9	$1,323.7
EMEA	70.2	75.8	68.9	66.7	281.6
APAC	41.3	45.6	48.6	55.6	191.1
Elimination of intersegment sales	(59.7)	(60.5)	(51.6)	(54.5)	(226.3)
Total net sales	$345.5	$407.6	$425.3	$391.7	$1,570.1

Earnings before interest and taxes from continuing operations (EBIT):
Americas	$21.4	$45.3	$54.4	$42.0	$163.1
EMEA	3.0	6.2	4.1	6.4	19.7
APAC	3.4	5.9	7.2	4.2	20.7
Corporate and unallocated	(12.1)	(7.9)	(11.8)	(11.8)	(43.6)
Total earnings before interest and taxes from continuing operations (EBIT)	$15.7	$49.5	$53.9	$40.8	$159.9
Other income (expense):
Interest expense	$(0.3)	$(0.4)	$(0.3)	$(0.4)	$(1.4)
Interest income on notes with MTW - net	4.7	4.6	4.2	2.3	15.8
Other income (expense) - net	0.5	0.1	1.3	20.1	22.0
Total earnings from continuing operations before income taxes (1)	$20.6	$53.8	$59.1	$62.8	$196.3
(1) Earnings from continuing operations before income taxes for the periods presented above may not be indicative of Manitowoc Foodservice, Inc.'s ("MFS") future performance and do not necessarily include all the of the actual expenses that would have been incurred by MFS (including, but not limited to, interest expense related to the debt financing that MFS entered into on March 3, 2016) and may not reflect the results of operations had MFS been a standalone company during the periods presented. In addition, earnings from continuing operations before income taxes includes $24.6 million of corporate expenses that were allocated to MFS by the former parent, The Manitowoc Company, Inc. ("MTW"), for the year ended December 31, 2015 and may not reflect the results of operations had MFS been a standalone company during the periods presented

EBIT % (2) :
Americas	7.3%	13.1%	15.1%	13.0%	48.5%
EMEA	4.3%	8.2%	6.0%	9.6%	28.1%
APAC	8.2%	12.9%	14.8%	7.6%	43.5%
(2) EBIT % in the section above is calculated by dividing the dollar amount of EBIT by net sales.

Net sales by product class (3) :
Commercial foodservice whole goods	$279.3	$329.4	$349.1	$319.4	$1,277.2
Aftermarket parts and support	66.1	78.3	76.2	72.3	292.9
Total net sales by product class:	$345.4	$407.7	$425.3	$391.7	$1,570.1
(3) Net sales by product class are categorized into commercial foodservice whole goods and aftermarket parts and service and support as presented in the section above. MFS began tracking sales by product class for EMEA and APAC during 2014; the aftermarket parts and support sales for 2015 and 2014 represents sales from all regions.

Net sales from continuing operations by geographic area (4) :
United States	$235.2	$281.2	$292.4	$257.9	$1,066.7
Other Americas	24.1	26.9	29.5	26.1	106.6
Total Americas	$259.3	$308.1	$321.9	$284.0	$1,173.3
EMEA	53.3	61.6	62.3	60.0	237.2
APAC	32.8	38.0	41.1	47.7	159.6
Total net sales from continuing operations by geographic area:	$345.4	$407.7	$425.3	$391.7	$1,570.1

(Unaudited, in millions)	As of
2015	March 31	June 30	September 30	December 31
Long-lived assets by geographic area :
United States	$1,456.2	$1,453.1	$1,444.7	$1,363.4
Other Americas	16.5	16.8	16.4	16.0
Total Americas	$1,472.7	$1,469.9	$1,461.1	$1,379.4
EMEA	81.2	82.5	80.6	78.2
APAC	28.2	27.5	25.8	25.4
Total long-lived assets by geographic area:	$1,582.1	$1,579.9	$1,567.5	$1,483.0

(Unaudited, in millions)	Quarter Ended				Year Ended
2014	March 31	June 30	September 30	December 31	December 31
Net sales:
Americas	$321.1	$340.8	$341.6	$298.4	$1,301.9
EMEA	98.7	72.4	73.1	70.9	315.1
APAC	37.1	56.7	51.2	53.2	198.2
Elimination of intersegment sales	(73.6)	(63.2)	(48.8)	(48.3)	(233.9)
Total net sales	$383.3	$406.7	$417.1	$374.2	$1,581.3

Earnings before interest and taxes from continuing operations (EBIT):
Americas	$47.1	$46.1	$48.9	$27.7	$169.8
EMEA	3.3	3.5	4.0	7.4	18.2
APAC	2.3	6.4	6.6	5.3	20.6
Corporate and unallocated	(11.6)	(5.0)	(11.8)	(7.7)	(36.1)
Total earnings before interest and taxes from continuing operations (EBIT)	$41.1	$51.0	$47.7	$32.7	$172.5
Other income (expense):
Interest expense	$(0.4)	$(0.3)	$(0.2)	$(0.4)	$(1.3)
Interest income on notes with MTW - net	4.2	3.9	4.0	4.5	16.6
Other income (expense) - net	1.1	(2.1)	(0.5)	0.9	(0.6)
Total earnings from continuing operations before income taxes(1)	$46.0	$52.5	$51.0	$37.7	$187.2
(1) Earnings from continuing operations before income taxes for the periods presented above may not be indicative of MFS's future performance and do not necessarily include all the of the actual expenses that would have been incurred by MFS (including, but not limited to, interest expense related to the debt financing that MFS entered into on March 3, 2016) and may not reflect the results of operations had MFS been a standalone company during the periods presented. In addition, earnings from continuing operations before income taxes includes $22.1 million of corporate expenses that were allocated to MFS by the former parent, MTW, for the year ended December 31, 2014 and may not reflect the results of operations had MFS been a standalone company during the periods presented.

EBIT % (2) :
Americas	14.7%	13.5%	14.3%	9.3%	51.8%
EMEA	3.3%	4.8%	5.5%	10.4%	24.0%
APAC	6.2%	11.3%	12.9%	10.0%	40.4%
(2) EBIT % in the section above is calculated by dividing the dollar amount of EBIT by net sales.

Net sales by product class (3) :
Commercial foodservice whole goods	$309.6	$333.4	$343.8	$306.8	$1,293.6
Aftermarket parts and support	73.7	73.3	73.3	67.4	287.7
Total net sales by product class:	$383.3	$406.7	$417.1	$374.2	$1,581.3
(3) Net sales by product class are categorized into commercial foodservice whole goods and aftermarket parts and service and support as presented in the section above. MFS began tracking sales by product class for EMEA and APAC during 2014; the aftermarket parts and support sales for 2015 and 2014 represents sales from all regions.

Net sales from continuing operations by geographic area (4) :
United States	$237.3	$265.3	$260.0	$233.8	$996.4
Other Americas	23.0	31.5	39.0	33.9	127.4
Total Americas	$260.3	$296.8	$299.0	$267.7	$1,123.8
EMEA	89.5	63.3	69.6	57.9	280.3
APAC	33.5	46.6	48.5	48.6	177.2
Total net sales from continuing operations by geographic area:	$383.3	$406.7	$417.1	$374.2	$1,581.3
(4) Net sales from continuing operations in the section above are attributed to geographic regions based on location of customer.

(Unaudited, in millions)	As of
2014	March 31	June 30	September 30	December 31
Long-lived assets by geographic area :
United States	$1,490.8	$1,484.4	$1,476.6	$1,454.7
Other Americas	14.6	15.8	15.9	12.4
Total Americas	$1,505.4	$1,500.2	$1,492.5	$1,467.1
EMEA	103.4	102.4	95.1	90.2
APAC	30.6	30.3	29.5	28.5
Total long-lived assets by geographic area:	$1,639.4	$1,632.9	$1,617.1	$1,585.8